Item 77Q
Legg Mason Partners Series Funds, Inc.
Legg Mason Partners Small Cap Growth Fund

Registrant Incorporates by reference Registrant's Form 497
Definitive Materials
"dated September 13,2006 filed on September 13,2006."
(Accession No. 0001193125-06-190219)